SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2004

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-24543 (Commission File Number)	91-1615590 (I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (425) 945-0213

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.
	Exhibit No.	Description
	99.1	Press release of Cost-U-Less, Inc. dated May 5, 2004

Item 12. Results of Operations and Financial Condition

     The information in this Item 12 and the portion of the exhibit attached hereto relating to the Company’s results of operation and financial condition shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     In its May 5, 2004, press release, the Company reported net income of $537,000, or $0.14 per fully diluted share outstanding for the first fiscal quarter of 2004, compared to net income of $226,000, or $0.06 per fully diluted share outstanding for the corresponding period last year.

     A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
May 5, 2004	By:	/s/ J. Jeffrey Meder J. Jeffrey Meder, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Cost-U-Less, Inc. dated May 5, 2004